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                                                                     Exhibit 5.1

                       MORSE, ZELNICK, ROSE & LANDER, LLP
                                 450 PARK AVENUE
                               NEW YORK, NY 10022


                                  March 10, 1999

DAG Media, Inc.
125-10 Queens Boulevard
Kew Gardens, NY 11415
         and
Mr. Assaf Ran
c/o DAG Media, Inc.
125-10 Queens Boulevard
Kew Gardens, NY 11415

Dear Sirs:

         We have acted as counsel to DAG Media, Inc., a New York corporation (the "Company") and Assaf Ran ("Ran") in connection with the preparation of a registration statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register (a) the offering by the Company of 1,250,000 common shares, par value $.001 per share (the "Common Shares") and the offering of an additional 198,750 shares if the over-allotment option is exercised in full, (b) the offering by Ran of 75,000 Common Shares and (c) any additional shares of Common Stock issued pursuant to Rule 462(b) of the Act.

         In this regard, we have reviewed the Certificate of Incorporation of the Company, as amended, resolutions adopted by the Company's Board of Directors, the Registration Statement, the other exhibits to the Registration Statement and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing, we are of the opinion that each Common Share being offered has been duly and validly authorized for issuance and when issued as contemplated by the Registration Statement will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         /s/ Morse, Zelnick, Rose & Lander, LLP

                                         MORSE, ZELNICK, ROSE & LANDER, LLP